EXHIBIT 4.6

                          SECURITIES EXCHANGE AGREEMENT

            SECURITIES EXCHANGE AGREEMENT (this "AGREEMENT"), dated as of April 11, 2002, by and between The Ashton Technology Group, Inc., a Delaware corporation, with headquarters located at 1835 Market Street, Suite 420, Philadelphia, PA 19103 ("COMPANY"), and the security holder set forth on the signature pages hereto (the "HOLDER").

            WHEREAS:

            A. The Company and the Holder are executing and delivering this Agreement in reliance upon an exemption from securities registration under the Securities Act of 1933, as amended (the "1933 ACT"), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the "SEC") under 1933 Act;

            B. The Company and the Holder are parties to a Securities Exchange Agreement dated as of July 13, 2001 (the "PRIOR EXCHANGE AGREEMENT") pursuant to which Holder exchanged shares of the Company's Series F Convertible Preferred Stock, par value $0.01 per share (the "SERIES F PREFERRED STOCK"), for the Company's 9% Secured Convertible Note (the "9% NOTE").

            C. The Company and the Holder desire to enter into this Agreement and to effectuate the transactions contemplated hereby, including the exchange of the 9% Note for (i) a 7.5% Senior Secured Note in the form attached hereto as EXHIBIT "A" (the "NOTE") and (ii) warrants to purchase 9,000,000 shares of the Company's common stock, $0.01 par value per share (the "COMMON STOCK"), in the form attached hereto as EXHIBIT "B" (the "WARRANTS" and together with the Note and the shares of Common Stock issuable upon exercise of the Warrants, the "SECURITIES"). The Note is secured by (i) a blanket, first priority lien on all of the Collateral (as defined in the Security Agreement (as defined herein)), pursuant to a Security Agreement in the form attached hereto as EXHIBIT "C" (the "SECURITY AGREEMENT"), (ii) a Surety Agreement in the form attached hereto as EXHIBIT "D" (the "SURETY AGREEMENT") from Universal Trading Technologies Corporation ("UTTC"), a majority-owned subsidiary of the Company, (iii) the Company's and UTTC's interest in certain Subsidiaries (as defined herein) pursuant to Collateral Pledge Agreements in the form attached hereto as EXHIBIT "E" (the "PLEDGE AGREEMENTS") and (iv) the interests of certain of the Company's and UTTC's Subsidiaries in certain other assets pursuant to Collateral Assignments in the form attached hereto as EXHIBIT "F" (the "COLLATERAL ASSIGNMENTS").

            D. The Company desires to provide the Holder with certain rights to have the resale of the shares of Common Stock issuable upon exercise of the Warrants (the "WARRANT SHARES") registered pursuant to the terms of a Registration Rights Agreement in the form attached hereto as EXHIBIT "G" (the "REGISTRATION RIGHTS AGREEMENT")

            E. Optimark Innovations Inc. and the Holder desire to enter into an Intercreditor Agreement in the form attached hereto as EXHIBIT "H" (the "INTERCREDITOR AGREEMENT") regarding their respective rights to the assets securing the obligations of the Company to each.


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            NOW THEREFORE, in consideration of the mutual premises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and the Holder hereby agree as follows:

            1. EXCHANGE OF SECURITIES.

               (a) EXCHANGE. On and subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Company shall issue the Note and Warrants to the Holder in exchange for the 9% Note. The aggregate principal amount of the Note to be issued at the Closing shall be equal to the sum of (i) the aggregate principal amount outstanding on the 9% Note as of the Closing Date (as defined below) plus (ii) the aggregate accrued and unpaid interest thereon as of the Closing Date

               (b) CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the exchange contemplated pursuant to this Agreement shall be contemporaneous with the closing of the Optimark Transaction (as defined below), but in no event later than 5:00 p.m., Eastern Daylight Time, on April 30, 2002 (the "CLOSING DATE"). The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at the offices of the Company, 1835 Market Street, Suite 420, Philadelphia, PA 19103 or at such other location as may be agreed to by the parties.

            2. HOLDER'S REPRESENTATIONS AND WARRANTIES. The Holder represents and warrants to the Company that:

               (a) INVESTMENT PURPOSE. As of the date hereof, the Holder is purchasing the Securities pursuant to the exchange contemplated hereby for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Holder does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

               (b) ACCREDITED INVESTOR STATUS. The Holder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act (an "ACCREDITED INVESTOR").

               (c) RELIANCE ON EXEMPTIONS. The Holder understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in


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


order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

               (d) INFORMATION. The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Holder or its advisors or have obtained such information from the SEC Documents (as defined below). The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Holder believes to be satisfactory answers to such questions. Neither such inquiries nor any other due diligence investigation conducted by Holder or any of its advisors or representatives shall modify, amend or affect Holder's right to rely on the Company's representations and warranties contained in Section 3 below.

               (e) GOVERNMENTAL REVIEW. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

               (f) TRANSFER OR RE-SALE. The Holder understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Holder shall have delivered to the Company an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("RULE 144")) of the Holder who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor or
(d) the Securities are sold pursuant to Rule 144; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; (iii) in the case of any purported transfer or sale of the Securities pursuant to Rule 144(k) within two years following the Closing Date, Holder shall be required to deliver an opinion of counsel to the effect that the Securities may be transferred or sold without registration or restriction (including without limitation as to volume) pursuant to the provisions of Rule 144(k); and (iv) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.


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


               (g) LEGENDS. The Holder understands that the Note, the Warrants and, until such time as the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

            The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144; provided, however, in the case of any purported transfer or sale of the Securities pursuant to Rule 144(k) within two years following the Closing Date, Holder shall be required to deliver an opinion of counsel to the effect that the Securities may be transferred or sold without registration or restriction (including without limitation as to volume) pursuant to the provisions of Rule 144(k). The Holder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the 1933 Act.

               (h) AUTHORIZATION; ENFORCEMENT. The execution, delivery and performance of this Agreement, the Security Agreement, the Collateral Assignments and the Registration Rights Agreement have been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Holder, and this Agreement constitutes, and upon execution and delivery by the Holder of the Security Agreement, the Collateral Assignments and the Registration Rights Agreement, such agreements will constitute, valid and binding agreements of the Holder enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.


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               (i) RESIDENCY. The Holder is a resident of the jurisdiction set forth immediately below such Holder's name on the signature pages hereto.

               (j) NO BROKERS. The Holder has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby and is not aware of any such claim that is pending or threatened.

               (k) EXISTING HOLDER OF THE 9% NOTE. Holder represents and warrants that at the time the offer to enter into the Exchange (the "OFFER") is accepted by Holder it is and shall be a bona fide holder of the 9% Note previously issued by the Company.

               (l) TITLE TO THE 9% NOTE. At the time the Offer is accepted, Holder has and shall have good title to the 9% Note transferred to Company hereunder free and clear of any liens, restrictions, or claims of any third party.

               (m) NO COMMISSIONS OR REMUNERATION. Holder has not and shall not receive any commissions or other remuneration paid or given directly or indirectly by the Company for soliciting the exchange of the 9% Note under this Agreement and Holder shall not pay or agree to pay commissions or remuneration to any other third party directly or indirectly for soliciting such exchange.

               (n) NO DISTRIBUTION. Holder currently has no present plans, transactions, or agreements with any third party for the distribution of the Securities to be received under this Agreement and the Securities to be received pursuant to this Agreement shall be acquired by Holder for its own investment holdings and purposes.

            3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Holder with respect to itself and each of its Subsidiaries (as defined below) that:

               (a) ORGANIZATION AND QUALIFICATION. The Company and each of its Subsidiaries (as defined below), if any, is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. SCHEDULE 3(A) sets forth a list of all of the Subsidiaries of the Company, the jurisdiction in which each is incorporated or otherwise organized, the authorized and issued and outstanding shares of capital stock or membership interests and the number of shares of capital stock (or membership interests otherwise evidencing ownership) owned by the Company. Except as set forth on
SCHEDULE 3(A), the Company and each of its Subsidiaries is duly qualified as a foreign corporation or a foreign limited liability company to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so


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


qualified or in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the Securities, (ii) the business, operations, assets, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, (iii) on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iv) the authority or the ability of the Company or any Subsidiary to perform its obligations under this Agreement, the Note, the Warrants, the Security Agreement, the Pledge Agreements, the Collateral Assignments, the Surety Agreement or the Registration Rights Agreement (collectively, the "TRANSACTION DOCUMENTS" and each, a "TRANSACTION DOCUMENT"). For purposes hereof, "SUBSIDIARY" means, with respect to any person or entity, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons or entities performing similar functions is directly or indirectly owned or controlled by such person or entity or by one or more of its Subsidiaries or by such person or entity and one or more of its Subsidiaries.

               (b) AUTHORIZATION; ENFORCEMENT. (i) The Company and each Subsidiary that is a party to any Transaction Document has all requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents and to consummate the transactions contemplated thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of each of the Transaction Documents by the Company and each Subsidiary that is a party to any Transaction Document and the consummation by them of the transactions contemplated thereby (including without limitation, the issuance of the Note and Warrants and the issuance and reservation for issuance of the Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants) have been duly authorized by the Company's and each such Subsidiary's Board of Directors (or other governing board or committee) and no further consent or authorization of the Company or any Subsidiary, their Board of Directors (or other governing board or committee), or their stockholders or members is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company and each such Subsidiary that is a party to any Transaction Documents, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company and each such Subsidiary enforceable against them in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

               (c) CAPITALIZATION AND VOTING RIGHTS. (i) The authorized capital of the Company is 103,000,000 shares, consisting of (A) 100,000,000 authorized shares of Common Stock, of which 68,282,250 shares are issued and outstanding, and (B) 3,000,000 authorized shares of preferred stock, par value $.01 per share ("PREFERRED STOCK"), of which (x) 590,000 shares are designated "Series B Convertible Preferred Stock", of which 24,000 shares are issued and outstanding and (y) 20,000 shares are designated "Series F Convertible Preferred Stock", of which no shares are issued and outstanding. There are no other classes or series of capital stock of the Company authorized or issued and outstanding.


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

                   (ii) Each of the stockholders of the Company specified on
SCHEDULE 3(C) hereto (each, an "IDENTIFIED STOCKHOLDER" and collectively, the "IDENTIFIED STOCKHOLDERS") own the number of outstanding shares of Common Stock or Preferred Stock specified therein.

                   (iii) The outstanding shares of Common Stock and Preferred Stock are duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the 1933 Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

                   (iv) Except for (A) the rights provided in Section 3.2 of that certain Investors' Rights Agreement (as hereinafter defined) and (B) currently outstanding options to purchase 6,718,067 shares of Common Stock granted to employees pursuant to the Company's 1998, 1999 and 2000 Stock Option Plans (collectively, the "OPTION PLAN") and currently outstanding options to purchase 291,250 shares of Common Stock granted to Persons outside of the Option Plan, there are not outstanding any options, warrants, puts, calls, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from, sale to or exchange with, the Company or any of its Subsidiaries of any shares of any class or series of capital stock of the Company or any of its Subsidiaries or other restrictions on the incidents of ownership or transfer of any such shares of capital stock created by statute (other than Federal and state securities laws), the charter documents of the Company or any of its Subsidiaries or any agreement to which the Company or any of its Subsidiaries is a party, by which any of them is bound or of which any of them has knowledge. In addition to the aforementioned options, the Company has reserved (A) an additional 144,000 shares of its Common Stock issuable upon conversion of its Series B Convertible Preferred Stock, (B) an additional 3,430,219 shares of its Common Stock for purchase upon exercise of publicly tradable warrants, (C) an additional 52,635,937 shares of its Common Stock for receipt upon conversion of the 9% Note in favor of RGC International Investors, LDC, (D) an additional 4,372,394 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan, (E) an additional 2,116,524 shares of its Common Stock for purchase upon exercise of outstanding options, warrants, puts, calls, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from, sale to or exchange with, the Company or any of its Subsidiaries of any shares of capital stock of the Company or any of its Subsidiaries, (F) an additional 3,888,889 shares of its Common Stock for purchase by Jameson Drive LLC under the Jameson Agreement (as defined in Section 4.4(b) hereof), (G) an additional 12,000,000 shares of its Common Stock issuable upon conversion of that certain loan outstanding to HK Weaver Group Limited ("HK WEAVER") in the aggregate principal amount of $500,000 (the "HK WEAVER BRIDGE LOAN"), and upon exercise of the options issued to HK Weaver, pursuant to that certain letter agreement, dated January 30, 2002 and as amended March 28, 2002, between HK Weaver and the Company (the "HK WEAVER BRIDGE AGREEMENT"), (H) an additional 400,000 shares of its Common Stock in settlement of an arbitration award against the Company related to the employment agreement with the former president of Electronic Market Center, Inc., a majority-owned Subsidiary of the


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Company, and (I) an additional 4,000,000 shares of its Common Stock to be issued upon exercise of a warrant to be issued to the Company's chief executive officer in connection with the termination of the chief executive officer's employment agreement with the Company. Neither the Company nor any Subsidiary is a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of the Company or any Subsidiary, or by a director of the Company or any Subsidiary. The pro forma capitalization of the Company after giving effect to the transactions contemplated by this Agreement, the closing of the transactions contemplated by that certain Securities Purchase Agreement, dated as of February 4, 2002, by and between the Company and Optimark
Innovations Inc. ("OPTIMARK"), as amended on March 6, 2002 (the "SECURITIES PURCHASE AGREEMENT"), and the conversion of the HK Weaver Bridge Loan is illustrated on SCHEDULE 3(C) hereto and reflects that the Warrant Shares shall constitute 1.137% of the issued and outstanding shares of capital stock of the Company on a Fully Diluted Basis. For purposes of this Agreement, "FULLY DILUTED BASIS" means issued and outstanding shares of Common Stock plus (i) shares of any class or series of capital stock of the Company or any of its Subsidiaries that votes together with the Common Stock, (ii) shares of Common Stock issuable pursuant to or upon the conversion or exercise of all rights set forth in agreements (written or oral), plans, warrants, puts, calls, options, convertible securities or other commitments or securities convertible into, exchangeable or exercisable for, shares of Common Stock or any class or series of capital stock of the Company or any of its Subsidiaries that votes together with the Common Stock and (iii) shares of Common Stock reserved for issuance pursuant to options granted under the Option Plan.

               (d) ISSUANCE OF SHARES. The Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

               (e) SERIES OF PREFERRED STOCK. The terms, designations, powers, preferences and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of each series of preferred stock of the Company are as stated in the Certificate of Incorporation, filed on or prior to the date hereof, and the Bylaws.

               (f) NO CONFLICTS. The execution, delivery and performance of each of the Transaction Documents by the Company and each Subsidiary that is a party to any Transaction Document and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Note, the Warrants and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation, By-laws or other organizational agreements of the Company or any such Subsidiary or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or


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


cancellation of, any material agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations or stock markets to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Except as set forth on SCHEDULE 3(F), neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or its respective other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on SCHEDULE 3(F), the businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Holder owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, neither the Company nor any Subsidiary is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under any Transaction Document in accordance with the terms hereof or thereof or to issue and sell the Note and the Warrant in accordance with the terms hereof and to issue the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. Except as disclosed in SCHEDULE 3(F), all consents, authorizations, orders, filings and registrations which the Company and/or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Except as disclosed in SCHEDULE 3(F), the Company is not in violation of the listing requirements of The Over-the-Counter Bulletin Board (the "OTCBB") and does not reasonably anticipate that the Common Stock will be delisted or otherwise suspended from trading on the OTCBB in the foreseeable future. Except as disclosed on SCHEDULE 3(F), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

               (g) SEC DOCUMENTS; FINANCIAL STATEMENTS. Except as set forth on
SCHEDULE 3(G), since March 31, 1999, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein together with all reports, schedules, forms, statements and other documents filed by it pursuant to the 1933 Act, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company's SEC Documents are available to the Holder on EDGAR. As of their respective dates and except as disclosed on SCHEDULE 3(G) attached hereto, the SEC Documents complied in all material respects with the requirements of the 1934 Act or the 1933 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, and except as disclosed on SCHEDULE 3(G) attached hereto, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as disclosed on SCHEDULE 3(G) attached hereto, such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company (including the notes thereto) included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2001 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements (including the notes thereto), which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

               (h) ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 3(H) or as otherwise fully disclosed in the SEC Documents filed prior to the date hereof, since March 31, 2001, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.

               (i) ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could reasonably be expected to have a Material Adverse Effect. SCHEDULE 3(I) contains a complete list and summary description of any pending or, to the Company's knowledge, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. Except as set forth on SCHEDULE 3(I), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

               (j) PATENTS, COPYRIGHTS, ETC. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all Intellectual Property (as defined in the Security Agreement) necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE 3(J) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE 3(J) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

               (k) NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is currently expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement, which in the judgment of the Company's officers has or is currently expected in the future to have a Material Adverse Effect.

               (l) TAX STATUS. Except as set forth on SCHEDULE 3(L), the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on

SCHEDULE 3(L), none of the Company's tax returns is presently being audited by any taxing authority.

               (m) CERTAIN TRANSACTIONS. Except as set forth in the SEC Documents or on SCHEDULE 3(M) and except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on SCHEDULE 3(C), none of the officers, directors, or employees of the Company is presently a party to any transaction, with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case, which would be required to be disclosed by the Company in its public filings under the 1934 Act.

               (n) DISCLOSURE. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Holder pursuant to Section 2(c) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading (provided that in the case of the SEC Documents, each of such SEC Documents satisfied the foregoing standards as of their respective dates and at the time they were filed with the SEC and none of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof)). No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under applicable law, rule or regulation, requires public disclosure or announcement by the Company (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

               (o) ACKNOWLEDGMENT REGARDING HOLDER'S PURCHASE OF SECURITIES. The Company acknowledges and agrees that the Holder is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by the Holder or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Holder's purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Holder that the Company's decision to enter into this

Agreement has been based solely on the independent evaluation of the Company and its representatives.

               (p) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Holder. The issuance of the Securities to the Holder will not be integrated with any other issuance of the Company's securities past, current or future for purposes of any stockholder approval provisions applicable to the Company or its securities.

               (q) NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby and is not aware of any such claim that is pending or threatened.

               (r) PERMITS; COMPLIANCE. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted except those the failure of which to possess would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the "COMPANY PERMITS"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since March 31, 2001, except as set forth in SCHEDULE 3(R), neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

               (s) ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 3(S) and except with regard to such violations that would not, individually or in the aggregate, have a Material Adverse Effect, there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

               (t) TITLE TO PROPERTY. Neither the Company nor its Subsidiaries owns any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3(T) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

               (u) INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

               (v) INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (w) FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor to the Company's knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of

1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

               (x) NO INVESTMENT COMPANY. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "INVESTMENT COMPANY"). The Company is not controlled by an Investment Company.

               (y) NO COMMISSIONS OR REMUNERATION. The Company has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to the Holder or to any third party for the solicitation of the exchange of the 9% Note under this Agreement.

            4. COVENANTS.

               (a) BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

               (b) BLUE SKY LAWS. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Holder at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Holder on or prior to the Closing Date.

               (c) REPORTING STATUS. The Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as the Holder beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company shall file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Warrants, the Note and the other Transaction Documents) within five (5) business days after the Closing Date, which Form 8-K shall be subject to prior review by the Holder.

               (d) NOTICE OF MEETINGS OF STOCKHOLDERS. For as long as the Holder owns the Securities, the Company shall provide Holder with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to Holder, at least ten (10) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

               (e) FINANCIAL INFORMATION. The Company agrees to send the following reports to the Holder until the Holder transfers, assigns, or sells all of the Securities; provided, however, that the Company shall not be obligated to furnish the following reports if such reports have been filed by the Company with the SEC pursuant to the SEC's "electronic data gathering and retrieval system" (EDGAR) service: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB or Form 10-K, its Quarterly Reports on Form 10-QSB or Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

               (f) RESERVATION OF SHARES. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full exercise of the Warrants. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of the Warrants without the prior written consent of the Holder.

               (g) LISTING. The Company shall promptly secure the listing of the Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Holder owns any Warrants or Warrant Shares, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon exercise of or otherwise pursuant to the terms of the Warrants. The Company will obtain and, so long as the Holder owns any of the Securities, maintain the listing and trading of its Common Stock on the Nasdaq National Market ("NNM"), the Nasdaq SmallCap Market ("NASDAQ SMALLCAP"), the New York Stock Exchange ("NYSE"), the American Stock Exchange ("AMEX") or the OTCBB and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to the Holder copies of any notices it receives from the any securities exchange, market or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems; provided, however, that if the disclosure of such information would make the Holder an "insider," no such disclosure shall be made unless the Holder consents in writing prior to such disclosure.

               (h) CORPORATE EXISTENCE. So long as the Holder beneficially owns any Securities, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the successor or acquiring entity and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such transaction, in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith (including the Note) and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the NNM, Nasdaq SmallCap, the NYSE or AMEX.

               (i) NO INTEGRATION. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

            5. TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Holder or its nominee, for the Warrant Shares in such amounts as specified from time to time by each Holder to the Company upon exercise of the Warrants in accordance with the terms thereof (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to the date on which the Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold or the first date on which the Warrant Shares may be sold pursuant to an effective registration statement, all such certificates shall bear the restrictive legend specified in
Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Warrant Shares, the date on which the Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold or the first date on which the Warrant Shares may be sold pursuant to an effective registration statement), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Holder's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If a Holder provides the Company with (i) an opinion of counsel, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Holder provides reasonable assurances that the Securities can be sold pursuant to Rule 144 (other than in the case of any sale or transfer of Securities within two (2) years of the Closing Date pursuant to Rule 144(k) under the 1933 Act, in which case Holder shall provide the Company with an opinion of counsel as provided in Section 2(g) above), the Company shall permit the transfer, and, in the case of the Warrant

Shares, promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such Holder.

            6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Note and Warrants to the Holder at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

               (a) The Holder shall have executed this Agreement, the Security Agreement, the Collateral Assignments and the Registration Rights Agreement, and delivered the same to the Company.

               (b) The Holder shall have delivered to the Company the 9% Note and, subject in the case of clause (ii) below to the repayment in full by the Company of all amounts due and owing under the Letter Loan Agreement (as defined below) and the Note issued thereunder, taken such action as is necessary to terminate the liens on the Company's assets created (i) by the security agreement and other agreements and instruments delivered by the Company in connection with the issuance of the 9% Note and (ii) pursuant to that certain letter loan agreement, dated April 11, 2002, by and among the Company, UTTC and Holder (the "LETTER LOAN AGREEMENT") and the other agreements instruments delivered in connection therewith.

               (c) The representations and warranties of the Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

               (d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

               (e) The Holder shall have executed the Intercreditor Agreement.

            7. CONDITIONS TO THE HOLDER'S OBLIGATION TO PURCHASE. The obligation of the Holder hereunder to exchange the 9% Note for the Note and Warrants at the Closing is subject to the satisfaction, on or before the Closing Date of each of the following conditions, provided that these conditions are for the Holder's sole benefit and may be waived by the Holder at any time in its sole discretion:

               (a) The Company shall have executed each of the Transaction Documents and delivered the same to the Holder.

               (b) The Irrevocable Transfer Agent Instructions, in the form attached hereto as EXHIBIT "I", shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

               (c) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Holder shall have received a certificate or certificates, executed by an executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Holder including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby and the matters contained in Sections 7(d),
(e), (i), (j) and (k) hereof.

               (d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

               (e) Trading in the Common Stock on the OTCBB shall not have been suspended by the SEC or the OTCBB.

               (f) The Holder shall have received the opinions of Jenkens & Gilchrist Parker Chapin LLP, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Holder and in substantially the same form as EXHIBIT "J-1" attached hereto and William Uchimoto, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Holder and in substantially the same form as EXHIBIT "J-2" attached hereto.

               (g) The closing of (i) the purchase by Optimark of 633,443,600 shares of Common Stock in consideration of intellectual property valued at $20,000,000 and cash of $7,272,727, (ii) the purchase by Optimark of a Senior Secured Convertible Promissory Note of the Company in the original principal amount of $2,727,273, which is convertible into 55,344,360 shares of Common Stock in consideration of the payment by Optimark of $2,727,273 in cash (the "SENIOR SECURED CONVERTIBLE PROMISSORY NOTE") and (iii) the capitalization of Optimark with a cash investment of not less than $10,000,000 by a nationally recognized venture capital fund (collectively, the "OPTIMARK TRANSACTION").

               (h) Optimark shall have executed the Intercreditor Agreement and shall have made such amendments to the Pledge and Security Agreement and Senior Secured Convertible Promissory Note that are attached as Exhibits to the Securities Purchase Agreement as are necessary in Holder's opinion to effect the liens and other transactions contemplated by the Note, the Security Agreement, the Surety Agreement, the Pledge Agreements, the Collateral Assignments and the Intercreditor Agreement.

               (i) HK Weaver shall have converted not less than one-half of the amount outstanding under the HK Weaver Loan into shares of Common Stock in accordance with the terms of the HK Weaver Bridge Agreement and the amount thereof not so converted shall be paid by the Company. The conditions provided for in Section 4(a)(vi) of the Letter Loan Agreement shall have been satisfied.

               (j) The Company shall have complied with, or shall have received, any and all consents, permits and waivers necessary or appropriate for consummation by it of the transaction contemplated hereby and by the other Transaction Documents and the Intercreditor Agreement.

               (k) Except as set forth on SCHEDULE 3(H) or disclosed in the SEC Reports and made available to Holder prior to the date hereof, there shall have been no changes which, individually or in the aggregate, would reasonably be expected to materially and adversely affect the assets, properties, financial condition, operating results or business of the Company or any of its subsidiaries (as such business is presently conducted and as it is proposed to be conducted).

               (l) The Company shall have paid Holder all amounts due and owing under the Letter Loan Agreement and the Note issued thereunder.

               (m) UTTC shall have executed and delivered the Surety Agreement.

            8. GOVERNING LAW; MISCELLANEOUS.

               (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in the Commonwealth of Pennsylvania (without regard to principles of conflict of laws). Both parties irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in Pennsylvania with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

               (b) COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

               (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

               (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

               (e) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

               (f) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile (if delivered on a business day during normal hours) and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                If to the Company:

                            The Ashton Technology Group, Inc.
                            1835 Market Street
                            Suite 420
                            Philadelphia, Pennsylvania 19103
                            Attention:  William Uchimoto
                            Facsimile: (215) 789-3397

                With copy to:

                           Jenkens & Gilchrist Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, NY  10174
                           Attn:  Christopher S. Auguste, Esquire
                           Facsimile:  (212) 704-6288

            If to a Holder: To the address set forth immediately below such Holder's name on the signature pages hereto.

                With copy to:

                            Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 S. Broad Street
                            Philadelphia, Pennsylvania 19102
                            Attention:  Barry J. Siegel, Esquire
                            Facsimile:  (215) 568-6603

            Each party shall provide notice to the other party of any change in address.

               (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Notwithstanding the foregoing, the Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder.

               (h) THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

               (i) SURVIVAL. All representations and warranties set forth in Sections 2 and 3 hereof shall survive the Closing until the expiration of the applicable statute of limitations and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Holder. The Company agrees to indemnify and hold harmless the Holder and all its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under any Transaction Documents, including advancement of expenses as they are incurred.

               (j) PUBLICITY. The Company and the Holder shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, NASD or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although the Holder shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

               (k) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               (l) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

               (m) REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Holder shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                        IN WITNESS WHEREOF, the undersigned Holder and the Company have caused this Agreement to be duly executed as of the date first above written.


THE ASHTON TECHNOLOGY GROUP, INC.


By: /s/  William W. Uchimoto
    ------------------------------------------------------
    Name:  William W. Uchimoto
    Title: EVP & General Counsel


RGC INTERNATIONAL INVESTORS, LDC
By: Rose Glen Capital Management, L.P., Investment Manager
    By: RGC General Partner Corp., as General Partner

By: /s/ Gary Kaminsky
    ------------------------------------------------------
    Gary Kaminsky
    Managing Director

RESIDENCE:   Cayman Islands

ADDRESS:

            c/o Rose Glen Capital Management, L.P.
            3 Bala Plaza East, Suite 501
            251 St. Asaphs Road
            Bala Cynwyd, PA  19004
            Facsimile:  (610) 617-0570
            Telephone:  (610) 617-5900